Exhibit 4.1
NNNNN .016570|003590|127C|RESTRICTED||4|057-423 COMMONSTOCKCOMMONSTOCK PARVALUE$0.001THISCERTIFICATEISTRANSFERABLEIN CANTON,MAANDNEWYORK,NY CertificateShares Number 600620 ZQ000000 600620 600620 REALPAGE,INC. 600620 INCORPORATEDUNDERTHELAWSOFTHESTATEOFDELAWARE 600620 Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidTHISCERTIFIESTHATSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.Alexander DavidSampleMR.SAMPLE Mr.AlexanderDavidSample Mr.AlexanderDavid&SampleMRS. Mr.AlexanderDavidSAMPLESample Mr.AlexanderDavidSample Mr.&CUSIP75606N109AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderMR.DavidSampleSAMPLE Mr.AlexanderDavidSample& Mr.AlexanderMRS.DavidSample SAMPLEMr.AlexanderDavidSample Mr.AlexanderSEEREVERSEFORCERTAINDEFINITIONSDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr. AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.AlexanderDavidSample Mr.Sample Mr.Sample istheownerof 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 60 SIXHUNDREDTHOUSAND 0620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 SIXHUNDREDANDTWENTY Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Shares 600620 Sh FULLY-PAIDANDNON-ASSESSABLESHARESOFTHECOMMONSTOCKOF RealPage,Inc.(hereinaftercalledthe“Company”),transferableonthebooksoftheCompanyinpersonorbydulyautho rizedattorney,uponsurrenderofthisCertificateproperlyendorsed.ThisCertificateandthesharesrepresentedh ereby,areissuedandshallbeheldsubjecttoalloftheprovisionsoftheCertificateofIncorporation,asamended,an dtheBy-Laws,asamended,oftheCompany(copiesofwhichareonfilewiththeCompanyandwiththeTransferAgent),toal lofwhicheachholder,byacceptancehereof,assents.ThisCertificateisnotvalidunlesscountersignedandregiste redbytheTransferAgentandRegistrar. WitnessthefacsimilesealoftheCompanyandthefacsimilesignaturesofitsdulyauthorizedofficers. DATED<<MonthDay,Year>>/s/StephenT.WinnCOUNTERSIGNEDANDREGISTERED: COMPUTERSHARETRUSTCOMPANY,N.A. ChairmanTRANSFERAGENTANDREGISTRAR, /s/MargotLebenberg Secretary By AUTHORIZEDSIGNATURE CUSIPXXXXXXXXXHolderIDXXXXXXXXXX InsuranceValue1,000,000.00NumberofShares123456 DTC12345678123456789012345 POBOX43004,Providence,RI02940-3004 Certifica teNumbersNum/No.Denom.Total MRASAMPLE1234567890/1234567890111DESIGNATION(IFANY)1234567890/1234567890222ADD11234567890/1234567890 333ADD21234567890/1234567890444 ADD3 ADD41234567890/12345678905551234567890/1234567890666 TotalTransaction7 .

REALPAGE, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto ____________________

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ____________________ 20 __________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

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